EXHIBIT 10.6






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                              ENDORSEMENT AGREEMENT
                              ---------------------

     THIS ENDORSEMENT AGREEMENT (this "Agreement"), effective as of this 9th day of August, 1996, is made by and between PACIFICHEALTH LABORATORIES, INC. ("Company") and BIG SKY, INC., c/o International Management Group, One Erieview Plaza, Suite 1300, Cleveland, Ohio 44114 ("Big Sky").

                                   WITNESSETH:
                                   -----------

     WHEREAS, Company desires to obtain the right to, subject to the terms of this Agreement, use the name, voice, picture, biographical information, likeness and/or endorsement of Joe Montana ("Montana") in all approved media in connection with the advertisement, promotion and sale of Company's "Products" (hereinafter defined);

     WHEREAS, Montana has granted such rights to Big Sky together with the right to sublicense such rights; and

     WHEREAS, Big Sky desires to grant to Company the right to use the name, voice, picture, biographical information, likeness and/or endorsement of Montana, subject to the terms of this Agreement, in all approved media in connection with the advertisement, promotion and sale of Company's Products.



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     NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

     1. Definitions. As used herein, the following terms shall be defined as set forth below:

     (a) "Montana Identification" shall mean any words or symbols or photographic or graphic representations or combinations thereof which identify Montana such as, for example, Montana's name and likeness.

     (b) "Products" shall mean nutrition or dietary supplements consisting of various forms including but not limited to: capsule, tablet, liquid filled capsule, soft gel, drink or bar, and which are used for improving exercise performance, building endurance, increasing the metabolism of fat, reducing body fat, delaying the onset of muscle fatigue during exercise and speeding recovery following exercise (it being explicitly understood that the definition of "Products" does not include sport drinks such as Gatorade since sports drinks are not nutrition or dietary supplements which contain all of the qualities set forth above in this Paragraph 1(b)).


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     (c)  "Endorsed Products" shall mean the Endurox line of Company's Products which are advertised or promoted in connection with Montana Identification.

     (d)  "Contract Territory" shall mean North America.

     (e) "Contract Period" shall mean that period of time commencing on the date hereof and concluding August 31, 1999.

     (f) "Contract Year" shall mean a period of twelve (12) successive months commencing on any first day of September during the Contract Period (except that the first Contract Year shall commence on the date hereof and shall conclude on August 31, 1997).

     (g) "Premium Program" shall mean any traffic builder, tie-in program or other program involving the use of a premium and shall include any program primarily designed to attract the consumer to purchase a product or service other than Endorsed Products themselves.

     2. Grant of Endorsement Rights. (a) Subject to all of the terms of this Agreement, Big Sky grants to Company the exclusive right and license to use Montana Identification within the Contract Territory during the Contract Period in connection


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with the advertisement and promotion by Company of Endorsed Products except in connection with Premium Programs (although it is acknowledged that, subject to all of the terms of this Agreement, Company may use the Montana Identification on certain generic items (e.g., baseball caps)). Anything herein to the contrary notwithstanding, Company shall not have the right to distribute photographs of Montana which are larger than 8" x 10" (although it is acknowledged that Company may, subject to all of the terms of this Agreement, use the Montana Identification in connection with non-commercial, promotional posters and point of sale items).

     (b) During the Contract Period, Company shall have a one time right of first refusal for the Montana Identification and his services in connection with the endorsement and promotion of sports drinks (e.g., Gatorade, Powerade, etc.). Therefore, if Big Sky receives a third party offer during the Contract Period (excluding, however, the final six (6) months) for the use of the Montana Identification in connection with the endorsement and promotion of sports drinks, Big Sky agrees to notify Company in writing of said offer. Company shall have five (5) days from its receipt of said offer to notify Big Sky that it will pay Big Sky an amount of money/consideration at least equal to the money/consideration set forth in the third party offer and, if Company matches or beats said third party offer, Big Sky will reject said third party offer. If Company fails to notify Big


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Sky in a timely manner of its agreement to match or best said third party offer,
Big Sky shall thereafter be free to enter into said third party deal.

     3. Quality of Endorsed Products. Company agrees that Big Sky shall have the right to approve or disapprove the quality of all Endorsed Products (but only if the use of the Endorsed Product or the components of the Endorsed Products change in any manner after the date hereof) and to approve or disapprove any endorsement, trademark or trade name used in connection therewith. Big Sky agrees that any item submitted for approval as provided herein may be deemed by Company to have been approved hereunder if the same is not disapproved in writing within fourteen (14) days after receipt thereof. Big Sky agrees that any item submitted will not be unreasonably disapproved and, if it is disapproved, that Company will be advised of the grounds therefor.

     4. Approvals. Company agrees that no use whatsoever of Montana Identification nor any item used in connection with Montana Identification (including, without limitation, advertisements) will be made hereunder unless and until the same has been approved by Big Sky. Big Sky agrees that any material, advertising or otherwise, submitted for approval as provided herein may be deemed by Company to have been approved hereunder if the same is not disapproved in writing within fourteen (14)


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days after receipt thereof; except that, with respect to the first advertising materials submitted to Big Sky immediately subsequent to the execution of this Agreement, Big Sky shall be deemed to have approved said materials if Big Sky has not disapproved same in writing within three (3) business days after Peter Johnson's confirmed receipt thereof. Big Sky agrees that any material submitted hereunder will not be unreasonably disapproved and, if it is disapproved, that Company will be advised of the specific grounds therefor. Company agrees to protect, indemnify and save harmless Big Sky and Montana, or either of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, arising out of, or in any way connected with, any advertising material furnished by, or on behalf of, Company.

     5. Compensation. In full consideration of Big Sky's and Montana's performance of the provisions of this Agreement and for all of the rights granted to Company by Big Sky hereunder, Company agrees to pay and Big Sky agrees to accept the consideration as set forth below in this Paragraph 5.

     (a) On or before the first day of each Contract Year and the first day of March of each Contract Year, Company shall pay to Big Sky an installment of $150,000 each (for a guaranteed total of Three Hundred Thousand Dollars ($300,000) per each Contract Year), except that the first installment of $150,000 for


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the first Contract Year shall be made contemporaneously with the execution and delivery of this Agreement.

     (b) In further consideration of the rights granted and services provided by Big Sky hereunder, Company will grant Big Sky options to purchase 25,000 shares of common stock of Company subject to the terms and conditions of an Option Agreement (the "Option Agreement") being entered into simultaneously with the execution hereof.

     (c) If Company uses any performance or service of Montana hereunder in any way that is subject to the jurisdiction of any applicable artists' union, guild or other organization (including, without limitation, SAG and AFTRA), the guaranteed sums for each Contract Year set forth in subparagraph (a) above shall be an advance against the applicable minimum union scale payments earned during such time period as provided for in the respective contracts with the several unions having jurisdiction over the production, use and reuse of any commercials produced hereunder (including session, use, reuse and holding fees). Company shall make no additional payments to Big Sky unless they exceed the guaranteed sums set forth in subparagraph (a) above.

     (d) Company shall pay directly to the Pension and Health Fund of SAG and/or AFTRA (or other appropriate/applicable union, guild or organization) the appropriate union pension or welfare


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fund payments arising under or by way of this Agreement, which payments shall be in addition to any other payments provided for herein. The parties acknowledge that $65,000 of the guaranteed sum payable each Contract Year to Big Sky shall be allocated to television.

     6. Notices and Submissions. Big Sky hereby designates International Merchandising Corporation, One Erieview Plaza, Suite 1300, Cleveland, Ohio 44114, Attention: Peter Johnson, as Big Sky's authorized agent for all purposes hereunder. All notices or submissions to be made or delivered by Company to Big Sky pursuant to this Agreement shall be delivered to said address free of all charges such as, for example, shipping charges and customs charges. In the event that any such charges are paid by Big Sky or by Big Sky's authorized agent, Company agrees to make prompt reimbursement.

     7. Payments. Big Sky may elect to have payments made by check, wire transfer or bank transfer. Unless such election has been made in writing, all payments shall be made by check drawn to the order of "Big Sky, Inc." and delivered to Big Sky's accountant, Tim Petitt at: Raimondo, Pettit & Glassman, 21515 Hawthorne Boulevard, Suite 1250, Torrance, California 90503. Past due payments hereunder shall bear interest at the rate of (i) one and one-half percent (1-1/2%) per month, or (ii) the maximum interest rate permissible under law, whichever is less.


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     8. Products for the Use of Montana. During the Contract Period, Company
shall supply Montana with such amounts of Company's Products as Montana may reasonably request for his personal use and the use of his family. Company agrees to pay all charges in connection with the delivery of its Products to Montana, including shipping charges, air freight charges and customs charges. Company agrees to reimburse Montana's authorized agent for all such expenses incurred by it in connection with the transfer of its Products to Montana.

     9. Labels. Anything herein to the contrary notwithstanding, it is understood that Company shall not have the right to affix or attach Montana Identification in any manner to Endorsed Products themselves or to the packaging therefor, except that, subject to all of the terms of this Agreement, it shall be understood that the foregoing provision does not preclude Company's use of Montana Identification in connection with certain point of purchase materials. During the Contract Period or thereafter, Company understands that it does not have the right to, and agrees that it will not, file any application for trademark registration or otherwise obtain or attempt to obtain ownership of any trademark or trade name within the Contract Territory or in any other country of the world which consists of Montana Identification or any mark, design or logo intended to make reference to Montana or to identify products endorsed by Montana.


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     10. Services of Montana. If Company desires to utilize the services of
Montana in the production of advertising materials for Company (which are subject always to Paragraph 4 above) including, but not limited to, television and/or radio advertisements as an on-camera or voice-over performer or as model, in connection with photographs or drawings for print advertising, point of purchase displays, billboards, trade literature, trade advertising, promotional material and consumer literature or for personal appearances, Big Sky agrees, at the request of Company and upon adequate notice, to provide the services of Montana upon days and at places reasonably convenient to the schedule of Montana (although it is agreed that all production days must take place in the San Francisco Bay area). Company agrees that it will reimburse Big Sky for all reasonable travel expenses (including first class air fare, lodging and meals) incurred by Montana and one traveling companion designated by Montana. Company understands that if services are requested hereunder, such services may be coordinated with similar services for others entitled to the use of Montana Identification in other connections. Company further understands that such services may be required not more than three (3) times at only one location each time (only one of which may be for a production day, although it is agreed that, subject to Montana's schedule, Company will have the option to use a second service day as a production day) during any Contract Year on occasions not exceeding three (3) hours (but, upon Company's reasonable request


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and subject to Big Sky's approval, four (4) hours may be acceptable) (eight (8)
hours for production days) in duration unless otherwise agreed upon. Big Sky agrees that Company is entitled to use advertisements for the Endorsed Products containing Montana Identification on its Internet Web Site (subject always to Paragraph 4 above) and Big Sky also agrees to provide a limited amount of materials (e.g., articles by Montana regarding the NFL post-season, analysis of games, etc.) that can be displayed on Company's Web Site (subject always to Paragraph 4 above). Company's Web Site shall be focused on Company and/or Company's products and shall not be marketed or advertised as a Montana Web Site. Company shall not use any domain name that refers to Montana or Big Sky in any way. Company acknowledges that Montana has an arrangement with a sports-oriented Internet service provider to transmit a "Montana Web Site" and Company agrees, subject to its prior approval of the Montana Web Site (which approval shall not be unreasonably withheld or conditioned or delayed), during the Contract Period, to cause a graphical "icon" to appear on its Web Site designed to link on-line users to Montana's Web Site when such icon is highlighted (the form of such icon subject to mutual approval). Further, subject to Montana's schedule, Big Sky agrees to use its commercially reasonable best efforts so that Montana can be available from time to time to participate in certain Company-related promotional activities (e.g., brief telephone calls with senior executives from key retailers, participation in certain on-line


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promotional consumer activities (subject to all third party agreements), etc.).
In the event that Company elects to use the services of Montana in connection with television advertising, Company shall make all required union scale and union pension and welfare payments. Company further understands that failure to utilize services of Montana pursuant to this section shall not result in any reduction in payments to Big Sky hereunder, nor may the obligation to provide services be carried forward from one Contract Year to another Contract Year nor past the Contract Period. The obligations of Big Sky to provide the services of Montana hereunder are subject to the condition that payments to Big Sky are current and up to date. Although recognized by the parties not to be a material term hereunder, Big Sky nonetheless agrees that, upon Company's reasonable request, Big Sky will use its commercially reasonable efforts to assist Company, if necessary, in purchasing pieces of authentic Montana autographed memorabilia from Upper Deck (all of which shall be subject to Upper Deck's prior approval and all of which must be secured by Company at Company's cost).

     11. Default. If either party at any time during the Contract Period shall
(a) fail to make any payment of any sum of money herein specified to be made, or
(b) fail to observe or perform any of the covenants, agreements or obligations hereunder (other than the payment of money), the non-defaulting party may terminate this Agreement as follows: as to subparagraph (a) if


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such payment is not made within ten (10) days after the defaulting party shall have received written notice of such failure to make payment, or as to sub-paragraph (b) if such default is not cured within thirty (30) days after the defaulting party shall have received written notice specifying in reasonable detail the nature of such default. In order to be a sufficient notice hereunder, any such written notice shall specify in detail each item of default and shall specify the provision of this Agreement which applies to each item of default, and shall specify in detail the action the defaulting party must take in order to cure each such item of default. The termination rights set forth in this section shall not constitute the exclusive remedy of the non-defaulting party hereunder, however, and if default is made by either party hereunder, the other may resort to such other remedies as said party would have been entitled to if this section had been omitted from this Agreement. Termination under the provisions of this section shall be without prejudice to any rights or claims which the terminating party may otherwise have against the defaulting party.

     12. Termination. From and after the termination of the Contract Period, all of the rights of Company to the use of Montana Identification shall cease absolutely and Company shall not thereafter use or refer to Montana Identification in advertising or promotion in any manner whatsoever it being understood by Company that Montana Identification may be used at


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any time by others in connection with the advertisement and promotion of
Products the shipment of which is completed after the termination of the Contract Period. It is further agreed that following termination of the Contract Period, Company shall not advertise, promote, distribute or sell any item whatsoever in connection with the use of any name, figure, design, logo, trademark or trade name similar to or suggestive of Montana Identification.

     13. Indemnity. Company agrees to protect, indemnify and save harmless Big Sky and Montana, or either of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys' fees, arising out of, or in any way connected with this Agreement, actions or omissions of Company or any claim or action for personal injury, death or otherwise involving alleged defects in any of Company's products and/or services, provided that Company shall be given prompt notice of any such action or claim. Company agrees to provide and maintain, at its own expense, product liability and general commercial liability insurance with limits of no less than $5,000,000 and $2,000,000 respectively and within thirty
(30) days from the date hereof, Company will submit to Big Sky a fully paid policy or certificate of insurance naming Big Sky and Montana as insured parties, requiring that the insurer shall not terminate or materially modify such without


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written notice to Big Sky at least twenty (20) days in advance thereof.

     14. Waiver. The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

     15. Bankruptcy. If Company shall become bankrupt or insolvent, or if Company's business shall be placed in the hands of a Receiver, Assignee or Trustee, whether by voluntary act of Company or otherwise, the Contract Period shall, at the option of Big Sky, immediately terminate.

     16. Assignment. This Agreement shall bind and inure to the benefit of Big Sky and the successors and assigns of Big Sky. Nothing herein shall prevent Big Sky from assigning the monetary benefits of this Agreement as it may so desire. Further, inasmuch as it is recognized that Big Sky is the representative of Montana, Big Sky may at any time assign this Agreement to Montana and, in such event, Big Sky shall have no further obligation or liability in connection herewith and Big Sky's position vis-a-vis Company in connection herewith shall be in all respects the same as if Big Sky had signed this Agreement as


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agent rather than as principal from the beginning. The rights granted Company hereunder shall be used only by it and shall not, without the prior written consent of Big Sky, be transferred or assigned to any other. If the Company is purchased in whole or substantially in whole by another entity or, in the event of Company's merger or consolidation with any other entity in which Company is not the surviving entity or if in any of the foregoing scenarios senior management (including Dr. Robert Portman) is significantly altered, Big Sky shall have the right to terminate the Contract Period by so notifying Company in writing on or before sixty (60) days after Big Sky has received notice of such purchase, merger or consolidation. In the event Big Sky terminates this Agreement pursuant to this Paragraph 16, and if the initial public offering of the Company's stock had not occurred as of the date of such termination, then, if both of the foregoing events occur, Big Sky shall forfeit all of its rights in and to its option with respect to Company's stock except as set forth in the Option Agreement.

     17. Arbitration. In the event a dispute arises under this Agreement and/or the Option Agreement which cannot be resolved, such dispute shall be submitted to arbitration and resolved by a single arbitrator (who shall be a lawyer) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Each party is entitled to depose one (1) fact witness and any expert witness designated by the other


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party, and to conduct such other discovery as the arbitrator deems appropriate.
All such arbitration shall take place at the office of the American Arbitration Association located in or nearest to San Jose, California. The award or decision rendered by the arbitrator shall be final, binding and conclusive and judgment may be entered upon such award by any court.

     18. Forge Majeure. If at any time during this Agreement, any party hereunder (i.e., Big Sky, Montana and/or Company) is prevented from or hampered or interrupted or interfered with in any manner whatever in fully performing their respective duties hereunder, by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, whether legislative, executive or judicial (whether or not valid), act of God, earthquake, flood, fire, epidemic, accident, explosion, casualty, lockout, boycott, strike, labor controversy (including but not limited to threat of lockout, boycott or strike), riot, civil disturbance, war or armed conflict (whether or not there has been an official declaration of war or official statement as to the existence of a state of war), invasion, occupation, intervention of military forces, act of public enemy, embargo, delay of a common carrier, inability without fault on the part of Big Sky and/or Montana and/or Company to obtain sufficient material, labor, transportation, power or other essential commodity required in the conduct of business; or by reason of any event beyond the reasonable control of Big Sky, Montana


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and/or Company, as the case may be (e.g., illness, family emergency, etc.); or
by reason of any other cause or causes of any similar nature (all of the foregoing being herein referred to as an "event of force majeure"), then the respective obligations of Big Sky, Montana and/or Company (as the case may be) hereunder shall be suspended as often as any such event occurs and during such periods of time as such events exist and such nonperformance shall not be deemed to be a breach of this Agreement.

     19. Significance of Headings. Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such section headings had been omitted.

     20. Entire Agreement. This writing constitutes the entire agreement between the parties hereto and may not be changed or modified except by a writing signed by the party or parties to be charged thereby.

     21. Governing Law. This Agreement shall be governed and construed according to the law of California.


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     22. Reservation of Rights. All rights not herein specifically granted to
Company shall remain the property of Big Sky to be used in any manner Big Sky deems appropriate. Company understands that Big Sky has reserved to itself the right to authorize others to use Big Sky Identification within the Contract Territory and during the Contract Period in connection with all tangible and intangible items and services other than Products themselves.

     23. No Joint Venture. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Big Sky and Company. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third person.

     24. Authorization. The execution, delivery and performance of this Agreement by Company and by Big Sky has been duly authorized and approved by the Board of Directors of Company and by the Board of Directors of Big Sky and constitutes a valid and binding obligation of Company and of Big Sky enforceable in accordance with its terms.

     25. Limitation of Liability. Notwithstanding anything to the contrary herein, in the event Company incurs any expenses, damages or other liabilities (including, without limitation,


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reasonable attorneys' fees) in connection with the breach of any term or provision hereof, Big Sky's and Montana's liability to Company shall not exceed the amount of monies (but not to ever exceed two (2) annual retainers), excluding the reimbursement of expenses, actually paid to Big Sky (or Montana, as the case may be), by Company hereunder.

     26. Special Rights of Termination. If, during the Contract Period, any of the following events occur, Company shall have the right to terminate this Agreement effective upon Big Sky's receipt of Company's written notice thereof, and Company shall thereafter have no obligation to make any future payments to Big Sky otherwise due hereunder:

          (a) Either Big Sky or Montana commits any act that is a criminal offense involving moral turpitude under federal, state or local laws which brings Big Sky, Montana, or Company into public disrepute, contempt, scandal, or ridicule; or

          (b) Montana dies; or

          (c) Montana becomes permanently disabled (i.e., for at least 12 consecutive months) so that Montana is unable to perform his services as required hereunder during such period.


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     27. Most Favored Nation. If, at any time during the Contract Period,
Company enters into any agreement for the production, distribution and sale of Products using the name, likeness, photographic representation or signature of any other professional athlete (active or retired), which agreement provides for the payment to such individual of compensation in excess of that set forth above (provided similar services and obligations are required), then Company agrees it will immediately so notify Big Sky and, at the same time, shall increase the rate of compensation paid to Big Sky hereunder up to the highest then-current rate paid by Company to any such professional athlete (active or retired).

     28. NFL Trademarks. Nothing contained herein shall be construed to convey to Company any rights to use the trademarks, logos or uniform of the San Francisco Forty Niners, the Kansas City Chiefs Football Club, the National Football League or any other professional or amateur football association (including any member clubs or teams of such association) in conjunction with the rights granted hereunder. All rights to the use of such trademarks, logos or team identification must be acquired from the San Francisco Forty Niners, the Kansas City Chiefs Football Club, the National Football league or any other appropriate rights holder.

     29. Ownership, Use and Territory.


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     (a) All materials produced in connection with this Agreement which do not incorporate any element of the Montana Identification, including advertising ideas, phrases or words, will be and remain the absolute and exclusive property of Company forever. Big Sky acknowledges that neither Big Sky nor Montana now have, nor in the future will either of them assert any right, title or interest of any kind or nature whatsoever in such materials, or in or to any component part, element, character or characterization thereof (provided, of course, that said materials do not contain any element of the Montana Identification whatsoever).

     (b) Except as otherwise provided herein, Company shall have the full and complete right, during the Contract Period (but not thereafter), to broadcast, use, reproduce, publish, copyright, and/or exhibit any television and/or radio commercials produced and approved hereunder whether produced in the then current Contract Year or any earlier Contract Year, throughout North America, including the right to use the same at any conventions or sales, distributor or institutional meetings sponsored or attended by Company or its dealers or distributors.

     30. Competitive Protection. Big Sky represents and warrants that it has not authorized and that from this date to the expiration of the Contract Period will not authorize the use during the Contract Period of Montana's name, picture, likeness,


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endorsement, voice or biographical material, nor will Big Sky authorize Montana to render services in connection therewith, in connection with radio or television commercial or print advertising or any other manner of related commercial promotion for the purpose of advertising or promoting any products which compete during the Contract Period with Company's Products, specifically including dietary or nutritional supplements used for improving endurance; increasing metabolism of fat; improving exercise performance; reducing body fat; preventing muscle fatigue; and improving recovery following exercise.

     31. Union Membership. Big Sky warrants and represents that Montana is, or Big Sky will cause, Montana to become and remain, during the Contract Period, a member in good standing of SAG, AFTRA, SEG or any other organization having jurisdiction over Montana's services hereunder. This Agreement is subject to all of the terms and conditions of the collective bargaining agreements with SAG, SEG and AFTRA and any other union agreements or codes having jurisdiction over Montana's services hereunder, and Company shall be entitled to all benefits applicable to producers and sponsors thereunder. To the extent that any applicable Collective Bargaining Agreement shall require any additional compensation to Big Sky with respect to Montana's services, whether for travel, rehearsal time, wardrobe fittings, makeup or any or all other types of compensation now or in the future contained in said agreements, such compensation shall be


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deemed paid by the guaranteed sums provided above with respect to the respective
Contract Years (unless, of course, such amounts exceed said guaranteed sums, in which case Big Sky shall be paid promptly all said excess compensation).

     32. Execution and Delivery. This instrument shall not be considered to be an agreement or contract nor shall it create any obligation whatsoever on the part of Big Sky and Company, or either of them, unless and until it has been personally signed by a representative of Big Sky and by a representative of Company and delivery has been made of a fully signed original. Acceptance of the offer made herein is expressly limited to the terms of the offer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


PACIFICHEALTH LABORATORIES, INC.                 BIG SKY, INC.



By    /s/ Robert Portman                         By:   /s/ Joe Montana
  --------------------------------                  ----------------------------
  Name   Robert Portman                             Joe Montana
  Title  President                                  President


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August 14, 1996



PacificHealth Laboratories, Inc.
1460 Route 9 North
Woodbridge, New Jersey 07095



Ladies and Gentlemen:

I have been advised of an agreement (the "Agreement") among PacificHealth Laboratories, Inc. ("Company") and Big Sky, Inc. ("Big Sky") in which Big Sky grants Company certain rights to use, among other things, my name and likeness.

This letter is to advise you that Big Sky has all of the authority necessary to make the commitments made by it and to grant the rights granted by it in the Agreement and that I, for my part, in consideration of Company having entered into the Agreement with Big Sky, agree to fully and completely perform all of the services which Big Sky is required thereby to cause me to perform pursuant to the terms of the Agreement.

Sincerely yours,

/s/ Joe Montana

Joe Montana